UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2021, Anavex Life Sciences Corp., a Nevada corporation (the “Company”), filed a Certificate of Amendment (the “Certificate of Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Nevada effecting an amendment to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 100,000,000 shares to 200,000,000 shares. The Certificate of Amendment was approved by the Company’s stockholders at the annual meeting of stockholders (the “Annual Meeting”).

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of matters to a vote of security holders.

On May 25, 2021, the Company held its Annual Meeting. A total of 50,940,991 shares of the Company’s Common Stock were present or represented by proxy at the Annual Meeting, representing approximately seventy three percent (73%) of the outstanding Common Stock as of March 29, 2021, the record date for the Annual Meeting.

At the Annual Meeting, five (5) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Christopher Missling, PhD, Claus van der Velden, PhD, Athanasios Skarpelos, Jiong Ma, PhD, Steffen Thomas, PhD and Peter Donhauser, D.O. for terms until the next succeeding annual meeting of stockholders or until such directors’ successor shall have been duly elected and qualified. The stockholders elected the six (6) directors by the following votes:

Name	For	Withheld	Broker Non-Votes
Christopher Missling, PhD	33,226,805	712,703	17,001,483
Claus van der Velden, PhD	32,569,765	1,369,743	17,001,483
Athanasios Skarpelos	30,869,766	3,069,742	17,001,483
Jiong Ma, PhD	33,300,584	638,924	17,001,483
Steffen Thomas, PhD	32,962,153	977,355	17,001,483
Peter Donhauser, D.O.	32,739,986	1,199,522	17,001,483

Proposal No. 2: The stockholders ratified BDO USA, LLP as the Company’s independent registered accounting firm by the following votes:

Votes For	50,368,290
Votes Against	341,204
Abstentions	231,497

Proposal No. 3: The stockholders voted to approve the adoption of the Certificate of Amendment that would increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 and such amendment was approved by the following votes:

Votes For	44,686,694
Votes Against	5,861,973
Abstentions	392,320

Proposal No. 4: The approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers, as described in the Company’s proxy statement. The stockholders approved the non-binding advisory resolution on executive compensation by the following votes:

Votes For	29,900,319
Votes Against	3,212,520
Abstentions	826,667

Proposal No. 5: The approval of a non-binding resolution regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers which could be held every year, every two (2) years or every three (3) years. The stockholders approved the non-binding advisory resolution regarding the frequency of future votes on executive compensation every three (3) years as follows:

1 Year	13,226,340
2 Years	1,775,123
3 Years	17,884,756
Abstentions	1,053,287
Broker Non-Vote	17,001,485

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to Articles of Incorporation of Anavex Life Sciences Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

Date: May 28, 2021